P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Kathryn Bailey
March 25, 2021		Chief Financial Officer and Treasurer
(740) 376-7138

PEOPLES BANCORP INC. TO ANNOUNCE 1ST QUARTER 2021 EARNINGS AND CONDUCT CONFERENCE CALL ON APRIL 20, 2021
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) today announced it intends to release first quarter 2021 earnings before the market opens on Tuesday, April 20, 2021, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Time on the same date.
The conference call will consist of commentary from Chuck Sulerzyski, President and Chief Executive Officer, and Kathryn Bailey, Chief Financial Officer and Treasurer regarding Peoples’ results followed by a question and answer period. The dial-in number for this call will be (866) 890-9285. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available for one year.
Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples is a diversified financial services holding company and makes available a complete line of banking, trust and investment, insurance and premium financing solutions through its subsidiaries. Peoples Bank has been headquartered in Marietta, Ohio since 1902. Peoples has established a heritage of financial stability, growth and community impact. Peoples had $4.8 billion in total assets as of December 31, 2020, and 88 locations, including 76 full-service bank branches in Ohio, Kentucky and West Virginia. Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.
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